                                                                   EXHIBIT 10.10

                                                                PNC LEASING, LLC
SUPPLEMENT TO SCHEDULE OF LEASED EQUIPMENT                      PNC BANK
(CONDITIONAL SALE)

                                 SCHEDULE NUMBER: 02248-008
                                 SCHEDULE DATE:   JULY 30, 2002
                                 MASTER LEASE AGREEMENT NUMBER: 02248
                                 MASTER LEASE AGREEMENT DATE: JANUARY 31, 2000

1. SUPPLEMENT: This Supplement is attached to and made a part of that certain Schedule of Leased Equipment as described above between PNC LEASING, LLC as Lessor and MOUNTAINEER PARK, INC. as Lessee, which Schedule is incorporated in and made a part of the Master Lease Agreement between the Lessor and Lessee, which is herein referred to as the "Lease."

2. EQUIPMENT DESCRIPTION AND LOCATION: See Equipment descriptions and locations on Exhibit A, attached hereto and made a part hereof. The Equipment described on the original copy of Exhibit A in Lessor's possession shall be conclusively presumed to be true and correct.

3.   CAPITALIZED COSTS:

         EQUIPMENT COST               UPFRONT SALES TAX             TOTAL
     --------------------------------------------------------------------------------
         $3,365,764.38                       $0                  $3,365,764.38
     ================================================================================

4. BASE LEASE TERM: The base term of the Lease for the Equipment described in this Supplement No. 008 is 36 months, commencing on JULY______, 2002 and terminating on JULY ______, 2005 unless sooner terminated under the Lease.

5. RENT: Total rent of $3,631,121.64 exclusive of applicable sales taxes, is due and payable in advance as follows:

             NUMBER AND TYPE               DATE PAYMENTS            AMOUNT OF            DATE PAYMENTS
              OF PAYMENTS                    COMMENCE               PAYMENTS               TERMINATE
     -----------------------------------------------------------------------------------------------------
         ( 36 ) monthly payments         JULY _____, 2002          $100,864.49          JUNE _____,2005
     -----------------------------------------------------------------------------------------------------
             Purchase Price              JUNE ______,2005          $      1.00          JUNE ____, 2005
     =====================================================================================================

6. LESSEE'S AUTHORIZATION: Lessee authorizes Lessor to complete the information in Item 5 hereof at the time of commencement of the base lease term.

LESSEE ACCEPTANCE CERTIFICATE
This Lessee Acceptance Certificate ("Acceptance") is hereby made a part of the Lease referenced above between the undersigned Lessor and Lessee. All terms and conditions of the Lease are incorporated herein by reference.

All of the Equipment on Exhibit A was received by us and is in good order and condition, installed to our satisfaction and acceptable to us. We reaffirm all of the terms of Paragraph 9 of the Lease.

The invoice(s) covering the Equipment have been paid in full in the amount(s) shown thereon. We represent and warrant (a) that the representations and warranties as set forth in paragraph 25 of the Lease are true and correct as of the date hereof; (b) that we have satisfied or complied with all requirements set forth in the Lease to be satisfied or complied with on or prior to the date hereof; and (c) that no uncured Event of Default under the Lease has occurred and is continuing on the date hereof. All of the Equipment has been fully delivered and installed at the location where it will be used as of the following date: July 30, 2002.

WITNESS the due execution hereof with the intent to be legally bound this 30th day of July, 2002

PNC LEASING, LLC, LESSOR                    MOUNTAINEER PARK, INC., LESSEE
By: /s/                                     By: /s/ Edson R. Arneault
    -------------------------------             ---------------------

Title:                                      Title: President
      -----------------------------

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     paragraph 31(f) of the Lease, Lessee shall not have the option to terminate the Lease prior to the expiration of the base term except as provided in the Lease. Provided that no Event of Default exists under the Lease, Lessor may also, but shall not be obligated to, evaluate requests for early termination. The granting of such requests shall be subject to Lessor's sole discretion.

8. END OF LEASE PURCHASE. Lessee will purchase all of the Equipment described in the Schedule at the price specified on Supplement ("PURCHASE PRICE") at the end of the rental term. The purchase of the Equipment shall occur AS IS, WHERE IS, WITHOUT ANY REPRESENTATIONS OR WARRANTIES WHATSOEVER except that Lessor shall transfer its rights to the Items of Equipment free of any lien or encumbrance created due to the acts or omissions of the Lessor.

9.   [RESERVED]

10. TITLE OF EQUIPMENT. Lessee shall be entitled to claim all depreciation, cost recovery, and other tax benefits with respect to the Equipment.

11. RETURN OF EQUIPMENT. Upon the occurrence of an Event of Default, upon demand by Lessor and subject to West Virginia law applicable to gaming equipment, Lessee shall return the Equipment, freight and insurance prepaid, to Lessor (or Lessor's nominee) at a location designated by Lessor. The Equipment and all parts thereto shall be free and clear of all liens (other than Lessor liens), and shall be free of all residual materials, cleaned, painted, complete with no missing components or attachments, and fully operational and able to perform its required task effectively, without repair or overhaul, within the original tolerances and specifications set by the manufacturer. Any and all costs of dismantling, packing and removal of the Equipment shall also be paid by Lessee. If the Equipment is returned in a condition other than that required, Lessee shall promptly pay for all necessary repairs.

12. INSURANCE. In addition to the requirements contained in the Lease, the following insurance requirements shall apply:
          LIABILITY COVERAGE:
          (a) General liability including/comprehensive form: premises/operations; products/completed operations; contractual liability; independent contractors; broad form property damage; personal injury; and collapse hazard.
          (b)  Bodily Injury and Property Damage Combined Single Limit Per
          Occurrence: $2,000,000.
          (c)  Fire-legal liability-custody, care or control, each occurrence:
          $1,000,000.
          PROPERTY COVERAGE: All risk of physical loss; Equipment must be insured for at least the total original cost.

13. COVENANTS. By executing and delivering to Lessor, the Lessee Acceptance Certificate contained in the Supplement, Lessee warrants, covenants and agrees that (a) Lessee has received all of the Equipment described in this Schedule at the location described in paragraph 4 hereof; (b) Lessee has duly inspected and accepts such Equipment without reservation; (c) Lessee is unconditionally bound to pay to Lessor the total rent and other payments due under the Lease, whether or not the Equipment described herein may now or hereafter become unsatisfactory in any respect; (d) notwithstanding anything contained herein, Lessor and Lessee shall continue to have all rights which either of them might otherwise have with respect to the Equipment described herein against any manufacturer or seller of the Equipment or any part thereof; and (e) prior to the year 2000, Lessee reviewed the areas within its business and operations which could be adversely affected by, and developed a program to address on a timely basis, the risk that certain computer applications used by Lessee may be unable to recognize and properly perform date-sensitive functions involving dates prior to and after December 31, 1999 (the "YEAR 2000 PROBLEM"). The Year 2000 Problem did not result in, and is not reasonably expected to result in, any material adverse effect on the business, properties, assets, financial condition, results of operations or prospects of Lessee, or the ability of Lessee to duly and punctually pay or perform its obligations hereunder and under the related documents. The Lessee continues to monitor for effects of the Year 2000 Problem pursuant to its established program.

WITNESS the due execution hereof with the intent to be legally bound this 30th day of July, 2002.

LESSOR:  PNC LEASING, LLC                         LESSEE: MOUNTAINEER PARK, INC.

BY: /s/                                           BY: /s/ Edson R. Arneault
    --------------------------------------            --------------------

TITLE:                                            TITLE: President
      -------------------------------

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